UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2007

TRAFFIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27046	22-3322277
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Blue Hill Plaza, Pearl River, New York	10965
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 620-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TRAFFIX, INC.
INDEX TO FORM 8-K
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
OCTOBER 3, 2007

ITEMS IN FORM 8-K

Page

Facing Page	1

Item 8.01 - Other Events	3

Signatures	4

Item 8.01  Other Events

On September 7, 2006, Jeffrey L. Schwartz, our Chairman and Chief Executive Officer, entered into a trading plan intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “2006 Plan”). The 2006 Plan provides for the sale of up to 300,000 shares of our common stock, which sales commenced on March 5, 2007. To date, an aggregate of 76,730 shares were sold under the 2006 Plan. The 2006 Plan provides that it will terminate on the date we publicly announce our intention to enter into a merger transaction in which our securities are to be exchanged for the securities of another company.

On March 13, 2007, Mr. Schwartz entered into another trading plan intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “2007 Plan”). The 2007 Plan provides for the sale by Mr. Schwartz of up to 120,000 shares of our common stock, which sales will not commence until shortly after the public announcement of our financial results for our fiscal quarter ended August 31, 2007. To date, no sales were made under the 2007 Plan. The 2007 Plan provides that it will terminate on the date we publicly announce our intention to enter into a merger transaction in which our securities are to be exchanged for the securities of another company.

As previously reported on September 27, 2007, we publicly announced our entry into an Agreement and Plan of Merger with New Motion, Inc. Accordingly, pursuant to their terms, each of the 2006 Plan and the 2007 Plan terminated on September 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAFFIX, INC.

Dated: October 3, 2007	By:	/s/ Dan Harvey
Dan Harvey Chief Financial Officer